UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 10, 2012

SIMON PROPERTY GROUP, L.P.

(Exact name of registrant as specified in its charter)

Delaware	333-11491	34-1755769
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 WEST WASHINGTON STREET
INDIANAPOLIS, INDIANA	46204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  317.636.1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement.

On December 10, 2012, Simon Property Group, L.P. (“Operating Partnership”) entered into a purchase agreement (the “Purchase Agreement”) with certain initial purchasers named therein (collectively, the “Initial Purchasers”), pursuant to which the Initial Purchasers agreed to purchase, and the Operating Partnership agreed to sell, $750 million aggregate principal amount of the Operating Partnership’s 1.500% notes due 2018 (the “2018 Notes”).  The Purchase Agreement contains representations and warranties and covenants that are customary for transactions of this type. In addition, the Operating Partnership has agreed to indemnify the Initial Purchasers against certain liabilities on customary terms.  The sale of the 2018 Notes is scheduled to close on December 17, 2012, subject to the satisfaction of customary closing conditions.  In the ordinary course of their business, the Initial Purchasers and certain of their affiliates have in the past and may in the future engage in investment and commercial banking and other transactions of a financial nature with the Operating Partnership or its affiliates, including the provisions of certain advisory services and the making of loans to the Operating Partnership and its affiliates.

The 2018 Notes will be issued pursuant to the twenty-eighth supplemental indenture to the Indenture dated as of November 26, 1996, between the Operating Partnership and The Bank of New York Mellon Trust Company, N.A. (as successor to The Chase Manhattan Bank), as trustee.  The 2018 Notes bear interest at a rate of 1.500% per annum and mature on February 1, 2018.  Interest is payable semi-annually in arrears on February 1 and August 1, beginning August 1, 2013 (each, an “Interest Payment Date”).  Interest will be paid to holders of record of such 2018 Notes registered at the close of business the fifteenth calendar day preceding the related Interest Payment Date.

The 2018 Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  The 2018 Notes were offered solely by means of a private placement either to qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act, or to certain persons outside the United States pursuant to Regulation S under the Securities Act.  This Current Report on Form 8-K is not, and should not be construed as, an offering of the 2018 Notes.

ITEM 7.01  Regulation FD Disclosure.

On December 10, 2012, Simon Property Group, Inc., the general partner of the Operating Partnership, issued a press release announcing the terms of the offering of the 2018 Notes.  A copy of the press release is attached hereto as Exhibit 99.1.  This Item 7.01 and the related Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934 or incorporated by reference into any registration statement pursuant to the Securities Act.

ITEM 9.01  Financial Statements and Exhibits.

Exhibit No.	Description

Exhibit 99.1	Press Release, dated December 10, 2012, issued by Simon Property Group, Inc.

Forward-Looking Statements

Certain statements made in this Current Report on Form 8-K may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and it is possible that our actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties.  For further discussion of risks and uncertainties, individuals should refer to our other filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this Current Report on Form 8-K, other than as required by law. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. All forward-looking statements are qualified in their entirety by this cautionary statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  December 14, 2012

SIMON PROPERTY GROUP, L.P.

By:	Simon Property Group, Inc., the sole General Partner

	By:	/s/ Steven K. Broadwater
Steven K. Broadwater
Senior Vice President and
Chief Accounting Officer